UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2014

ENERGOUS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36379	46-1318953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Ray Street

Pleasanton, CA 94566

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (925) 344-4200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2014, the Board of Directors of Energous Corporation (the “Company”) appointed Cesar Johnston as Senior Vice President of Engineering. In this role, Mr. Johnston will be responsible for leading the Company’s team of engineers and working with key partners on developing the Company’s WattUp technology. Prior to joining the company, Mr. Johnston was Vice President of Engineering for Wireless Connectivity at Marvell Semiconductor from March 2006 until September 2013. At Marvell, he was responsible for development of Wi-Fi, Bluetooth, FM and NFC silicon products. Mr. Johnston was the Senior Director Engineering for Wi-Fi VLSI and Hardware development at Broadcom from January 2004 until March 2006. Mr. Johnston is a recognized pioneer in the development of wireless technologies, and he has been responsible for the introduction of multiple first-of generations of SISO and MIMO wireless products. Mr. Johnston received both a Bachelor of Science and Master of Science in Electrical Engineering from NYU Polytechnic School of Engineering and holds several patents.

On July 14, 2014, the Company’s Board of Directors appointed Howard Yeaton as Interim Chief Financial Officer. In this role, Mr. Yeaton will serve as the Company’s principal financial officer until a permanent Chief Financial Officer is found. Pursuant to a consulting agreement with the Company, Mr. Yeaton is paid $5,000 monthly plus $175 per hour for each hour of services in excess of 20 hours per month.

Since 2003, Mr. Yeaton has been and continues as the Managing Principal of Financial Consulting Strategies LLC, a firm serving principally early stage public companies with financial reporting support and other related strategic services. Prior to founding Financial Consulting Strategies LLC, Mr. Yeaton served in various financial leadership positions for Konica and Teco Energy. Mr. Yeaton began his career with Deloitte, an international accounting and auditing firm. Mr. Yeaton currently serves as a director and chairman of the audit committee for Stewardship Financial Corporation, a community bank. Mr. Yeaton has a BS in accounting from Florida State University and a Masters in Business Administration from the University of Connecticut.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 10, 2014, the Company held its 2014 Annual Meeting of Stockholders. The certified results of the matters voted upon at the meeting, which are more fully described in the 2014 Proxy Statement, are as follows:

The Company’s stockholders elected the six nominees to the Company’s Board of Directors to serve for one year terms as directors, with the votes cast as follows:

Director Name	For	Withheld	Broker Non-Votes
Stephen R. Rizzone	3,609,090	34,685	2,798,434
Michael Leabman	3,609,090	34,695	2,798,434
Nicolaos G. Alexopoulos	3,609,090	35,551	2,798,434
John R. Gaulding	3,609,090	35,545	2,798,434
Robert J. Griffin	3,609,090	35,545	2,798,434
Rex S. Jackson	3,609,090	35,845	2,798,434

The Company’s stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for 2014, with votes cast as follows:

For	Against	Abstain
6,404,024	50,700	264,864

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGOUS CORPORATION

Date: July 15, 2014	By:	/s/ Stephen R. Rizzone
Stephen R. Rizzone President and Chief Executive Officer